FORM **BCA 5.10/5.20** (rev. Dec. 2003)
**STATEMENT OF CHANGE OF REGISTERED AGENT AND/OR REGISTERED OFFICE**
Business Corporation Act

Jesse White, Secretary of State
Department of Business Services
Springfield, IL 62756
Telephone (217) 782-3647
www.cyberdriveillinois.com

Remit payment in the form of a check or money order payable to the Secretary of State.

Jesse White Secretary of State
FILED: 01/12/06

File # 60982635 Filing Fee: $25.00 Approved: EM

Submit in duplicate — Type or Print clearly in black ink — Do not write above this line

1. CORPORATE NAME: EPAZZ, INC.

CP0769138

2. STATE OR COUNTRY OF INCORPORATION: Illinois

3. Name and address of the registered agent and registered office as they appear on the records of the office of the Secretary of State *(before change)*:

Registered Agent: Shawn Passley
*First Name / Middle Name / Last Name*

Registered Office: 27 N Wacker Drive, Suite 261
*Number / Street / Suite No. (A P.O. Box alone is not acceptable)*
Chicago, IL 60606, County of Cook
*City / ZIP Code / County*

4. Name and address of the registered agent and registered office shall be *(after all changes herein reported)*:

Registered Agent: National Registered Agents, Inc.
*First Name / Middle Name / Last Name*

Registered Office: 200 West Adams Street
*Number / Street / Suite No. (A P.O. Box alone is not acceptable)*
Chicago, IL 60606, County of Cook
*City / ZIP Code / County*

5. The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

6. The above change was authorized by: *("X" one box only)*
   a. ☑ By resolution duly adopted by the board of directors. *(Note 5)*
   b. ☐ By action of the registered agent. *(Note 6)*

## SEE REVERSE SIDE FOR SIGNATURES(S).

7. (If authorized by the board of directors, sign here. See Note 5)

The undersigned corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true.

Dated December 12, 2005 — Epace, Inc. (Exact Name of Corporation)
(Month & Day) (Year)

(Any Authorized Officer's Signature)

Shaun Passley
(Type or Print Name and Title)

(If change of registered office by registered agent, sign here. See Note 6)

The undersigned, under penalties of perjury, affirms that the facts stated herein are true.

Dated January 3, 2006 National Registered Agents, Inc. By: [signature]
(Month & Day) (Year) (Signature of Registered Agent of Record)

Christian Eubanks - Asst. Secretary

(Type or print name. If the registered agent is a corporation, type or print the name and title of the officer who is signing on its behalf.)

## NOTES

1. The registered office may, but need not be the same as the principal office of the corporation. However, the registered office and the office address of the registered agent must be the same.
2. The registered office must include a street or road address; a post office box number alone is not acceptable.
3. A corporation cannot act as its own registered agent.
4. If the registered office is changed from one county to another, then the corporation must file with the recorder of deeds of the new county a certified copy of the articles of incorporation and a certified copy of the statement of change of registered office. Such certified copies may be obtained ONLY from the Secretary of State.
5. Any change of *registered agent* must be by resolution adopted by the board of directors. This statement must then be signed by a duly authorized officer.
6. The registered agent may report a change of the *registered office* of the corporation for which he or she is registered agent. When the agent reports such a change, this statement must be signed by the registered agent. If a corporation is acting as the registered agent, a duly authorized officer of such corporation must sign this statement.